UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 12, 2023

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 944-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2023, Intuit Inc. (“Intuit”) completed its issuance and sale of $750.0 million aggregate principal amount of its 5.250% Senior Notes due 2026 (the “2026 Notes”), $750.0 million aggregate principal amount of its 5.125% Senior Notes due 2028 (the “2028 Notes”), $1.25 billion aggregate principal amount of its 5.200% Senior Notes due 2033 (the “2033 Notes”) and $1.25 billion aggregate principal amount of its 5.500% Senior Notes due 2053 (the “2053 Notes” and together with the 2026 Notes, the 2028 Notes and the 2033 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein and an Indenture dated as of June 29, 2020 (the “Base Indenture”), between Intuit and U.S. Bank Trust Company, National Association, as trustee, together with the First Supplemental Indenture, dated September 15, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were issued and sold under Intuit’s effective shelf registration statement on Form S-3 (Registration No. 333-274330) filed with the Securities and Exchange Commission on September 1, 2023 (the “Registration Statement”), a related preliminary prospectus supplement dated September 12, 2023, and a final prospectus supplement dated September 12, 2023.

Intuit estimates that the net proceeds from the offering will be approximately $3.96 billion, after deducting the underwriting discount and estimated offering expenses payable by Intuit. Intuit intends to use net proceeds to repay amounts outstanding under the unsecured term loan under Intuit’s unsecured credit facility.

The Notes are senior unsecured obligations of Intuit and rank equally with all existing and future unsecured and unsubordinated indebtedness of Intuit. Interest on the Notes is payable on March 15 and September 15 of each year through maturity, beginning on March 15, 2024. The 2026 Notes will mature on September 15, 2026, the 2028 Notes will mature on September 15, 2028, the 2033 Notes will mature on September 15, 2033 and the 2053 Notes will mature on September 15, 2053. The Notes are redeemable at the option of Intuit, at any time in whole or from time to time in part, at the applicable dates of redemption and applicable redemption prices specified in the forms of Note included in Exhibits 4.2, 4.3, 4.4 and 4.5 hereto (together, the “Forms of Note”).

The Indenture also contains certain other covenants (including certain limited covenants restricting Intuit’s ability to incur certain liens and enter into certain sale and lease back transactions), events of default and other customary provisions.

The foregoing description of the terms of the Notes is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Supplemental Indenture (including the Forms of Note included therein), which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 hereto, respectively, and the Base Indenture, which was filed as Exhibit 4.4 to the Registration Statement and are incorporated by reference herein. In connection with the issuance of the Notes, Gibson, Dunn & Crutcher LLP provided Intuit with the legal opinion attached hereto as Exhibit 5.1.

ITEM 8.01	OTHER EVENTS.

On September 12, 2023, Intuit Inc. entered into the Underwriting Agreement for the sale of the Notes. The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about Intuit or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of Intuit. The foregoing description of the terms of the Underwriting Agreement is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of September 12, 2023, among Intuit, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

4.1	Supplemental Indenture, dated as of September 15, 2023, between Intuit and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 5.250% Senior Note due 2026 (included in Exhibit 4.1).

4.3	Form of 5.125% Senior Note due 2028 (included in Exhibit 4.1).

4.4	Form of 5.200% Senior Note due 2033 (included in Exhibit 4.1).

4.5	Form of 5.500% Senior Note due 2053 (included in Exhibit 4.1).

5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to the Notes.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2023	INTUIT INC.

	By:	/s/ Sandeep Aujla
Sandeep Aujla
Executive Vice President and Chief Financial Officer